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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of CIT Group Inc. (which also constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of
CIT Group Inc. (No. 333-92258)) of our report dated May 10, 2002, relating to the consolidated financial statements of Tyco Capital Holding, Inc., which appears in the Current Report on Form 8-K of CIT Group Inc. dated July 10, 2002. We also consent to the reference to us under the heading 'Experts' in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
New York, New York
September 12, 2002